UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2024

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue
Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 445-2800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RDNT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 26, 2024, RadNet, Inc. (the “Company”) and the Company’s wholly-owned subsidiary, RadNet Management, Inc. (the “Borrower”), entered into Amendment No. 1 to Credit and Guaranty Agreement (the “First Amendment”) with the lenders and financial institutions named therein, Barclays Bank PLC, as administrative agent and collateral agent on behalf of the lenders, and substantially all of the Company’s wholly-owned domestic subsidiaries and certain of its affiliates as guarantors. The First Amendment amends the Third Amended and Restated First Lien Credit and Guaranty Agreement dated as of April 18, 2024 (the “Restated Credit Agreement”) and contains the following material terms:

Borrowing. Pursuant to the First Amendment, the Borrower issued $872,812,500 of term loans to refinance the outstanding term loans under the Restated Credit Agreement.

Interest Rates. Pursuant to the First Amendment, the interest rates on the term loans and revolving credit facility provided under the Restated Credit Agreement have been reduced by 0.25%. As amended, the interest rate on the term loans is, at RadNet’s election, either: Term SOFR plus 2.25%, or the alternate base rate plus 1.25%. The interest rate on the revolving credit facility provided under the Restated Credit Agreement, as amended, is initially, at RadNet’s election, either: Term SOFR plus 2.75%, or the alternate base rate plus 1.75% (with step-ups and step-downs based on the Company’s first lien net leverage ratio).

All other terms of the Restated Credit Agreement, including the maturity of the term loan and revolving credit facility, payment terms, covenants, events of default and security remain unchanged. In connection with the First Amendment, the Company provided call protection to the lenders for a period of six months from the First Amendment.

A copy of the First Amendment is included as Exhibit 10.1 to this report and is incorporated herein by this reference. The foregoing summary description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

A copy of the press release issued by the Company related to the First Amendment is included as Exhibit 99.1 to this report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Credit and Guaranty Agreement, dated as of November 26, 2024, by and among Radnet Management, Inc., a California corporation, RadNet, Inc., a Delaware corporation, certain subsidiaries and affiliates of Radnet Management, Inc., as Guarantors, the Lenders and other financial institutions from time to time party thereto, and Barclays Bank PLC, as Administrative Agent and Collateral Agent.
99.1	Press Release dated November 22, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2024	RADNET, INC.

	By:	/s/ Mark Stolper
Mark Stolper
Chief Financial Officer

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